UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of American Eagle Outfitters, Inc. (the “Company”) held on June 4, 2020 by means of remote communication (the “Annual Meeting”), stockholders of the Company approved the American Eagle Outfitters, Inc. 2020 Stock Award and Incentive Plan (the “2020 Plan”). The 2020 Plan is a long-term incentive plan pursuant to which awards may be granted to employees, non-employee directors, and consultants of the Company and its affiliates, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, awards in lieu of obligations, dividend equivalents, and other stock-based awards. The 2020 Plan was adopted principally to serve as a successor plan to the 2017 Stock Award and Incentive Plan (the “2017 Plan”), and to increase the number of shares of Company common stock, $0.01 par value (the “Common Stock”) reserved for equity-based awards to 10,200,000 shares (in addition to the share reserve amount that remained available under the 2017 Plan immediately prior to the adoption of the 2020 Plan). No awards may be granted under the 2020 Plan after June 4, 2030. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2020 Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors. This summary of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, which is filed as Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on June 4, 2020 and incorporated herein by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

As of April 8, 2020, the record date for the Annual Meeting, there were a total of 165,500,429 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 157,132,871 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following:

1. To elect two Class I directors to serve until the 2023 Annual Meeting of Stockholders;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021;

3. To approve the Company’s 2020 Plan; and

4. To approve, on an advisory basis, the compensation of our named executive officers.

Votes regarding the election of the director nominees were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Sujatha Chandrasekaran	145,554,332	651,884	103,406	10,823,249
Jay L. Schottenstein	141,783,250	4,449,944	76,428	10,823,249

Based on the votes set forth above, the director nominees were duly elected. The following persons continue to serve as Class II directors: Janice E. Page, David M. Sable, and Noel J. Spiegel. The following persons continue to serve as Class III directors: Deborah A. Henretta, Thomas R. Ketteler, and Cary D. McMillan.

Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
154,851,202	2,155,609	126,060	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021 was duly ratified.

Votes regarding the approval of the Company’s 2020 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
142,340,879	3,845,875	122,864	10,823,253

Based on the votes set forth above, the Company’s 2020 Plan was approved.

Votes regarding the advisory vote on the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
142,792,779	3,210,152	306,687	10,823,253

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: June 9, 2020	By:	/s/ Stacy B. Siegal
Stacy B. Siegal
Executive Vice President, General Counsel